Exhibit 21.1
LIST OF SUBSIDIARIES OF THE COMPANY

Entity Name	State of Organization

HEARST-ARGYLE STATIONS, INC	NEVADA
WAPT HEARST-ARGYLE TELEVISION, INC	CALIFORNIA
KHBS HEARST-ARGYLE TELEVISION, INC	CALIFORNIA
KMBC HEARST-ARGYLE TELEVISION, INC	CALIFORNIA
WBAL HEARST-ARGYLE TELEVISION, INC	CALIFORNIA
WCVB HEARST-ARGYLE TELEVISION, INC	CALIFORNIA
WISN HEARST-ARGYLE TELEVISION, INC	CALIFORNIA
WTAE HEARST-ARGYLE TELEVISION, INC	CALIFORNIA
OHIO/ OKLAHOMA HEARST-ARGYLE TELEVISION, INC	NEVADA
JACKSON HEARST-ARGYLE TELEVISION, INC	DELAWARE
ARKANSAS HEARST-ARGYLE TELEVISION, INC	DELAWARE
HEARST-ARGYLE SPORTS, INC	DELAWARE
HEARST-ARGYLE PROPERTIES, INC	DELAWARE
HATV INVESTMENTS, INC	DELAWARE
DES MOINES HEARST-ARGYLE TELEVISION, INC	DELAWARE
ORLANDO HEARST-ARGYLE TELEVISION, INC	DELAWARE
NEW ORLEANS HEARST-ARGYLE TELEVISION, INC	DELAWARE
WYFF HEARST-ARGYLE TELEVISION, INC	CALIFORNIA
WXII HEARST-ARGYLE TELEVISION, INC	CALIFORNIA
KOAT HEARST-ARGYLE TELEVISION, INC	CALIFORNIA
WLKY HEARST-ARGYLE TELEVISION, INC	CALIFORNIA
KETV HEARST-ARGYLE TELEVISION, INC	CALIFORNIA
WGAL HEARST-ARGYLE TELEVISION, INC	CALIFORNIA
HEARST-ARGYLE CAPITAL TRUST	DELAWARE

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